UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2018

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23006 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

161 S. San Antonio Road, Suite 10 Los Altos, CA (Address of Principal Executive Offices)	94022 (Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01. REGULATION FD DISCLOSURE

On February 7, 2018, DSP Group, Inc. (the “Company”) will be hosting an analyst day at the Westin New York Grand Central Hotel in New York City beginning at 9:00 a.m. Eastern time. The Company is furnishing as Exhibit 99.1 to this Current Report on Form 8-K the presentation materials to be provided to and discussed with attendees at the analyst day. The event and accompanying presentation will be webcast on the Investor Relations section of DSP Group’s website at https://edge.media-server.com/m6/p/2c4zok7s.

The information in this Current Report on Form 8-K (including the presentation materials attached as Exhibit 99.1 hereto and the webcast) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein (including the presentation materials attached as Exhibit 99.1 hereto and the webcast).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

Exhibit No.	Description

99.1	Informational slides provided by DSP Group, Inc., dated February 7, 2018, relating to analyst day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: February 7, 2018	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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